                          SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934
                              (AMENDMENT NO.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_] Preliminary Proxy Statement       [_] Confidential, for Use of the
                                          Commission Only (as permitted by
                                          Rule 14a-6(e)(2))

[X] Definitive Proxy Statement

[_] Definitive Additional Materials

[_] Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12


                             First Financial Corp.
              ------------------------------------------------
              (Name of Registrant as Specified In Its Charter)

                             First Financial Corp.
              ------------------------------------------------
                 (Name of Person(s) Filing Proxy Statement)


Payment of Filing Fee (check the appropriate box):

[X] No fee required

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies:

        ________________________________________________________________________

    (2) Aggregate number of securities to which transaction applies:

        ________________________________________________________________________

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        ________________________________________________________________________

    (4) Proposed maximum aggregate value of transaction:

        ________________________________________________________________________

    (5) Total fee paid:

        ________________________________________________________________________

[_] Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

        ________________________________________________________________________

    (2) Form, Schedule or Registration Statement No.:

        ________________________________________________________________________

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        ________________________________________________________________________

    (4) Date Filed:

        ________________________________________________________________________

                             FIRST FINANCIAL CORP.
                             180 WASHINGTON STREET
                        PROVIDENCE, RHODE ISLAND 02903

                                                                  April 8, 1998

To Our Shareholders:

  On behalf of the Board of Directors, I cordially invite you to attend the 1998 Annual Meeting of Shareholders of First Financial Corp. The Annual Meeting will begin at 3:00 p.m. on Wednesday, May 13, 1998, at the Squantum Association, 947 Veterans Memorial Parkway, East Providence, Rhode Island. The formal notice of the Annual Meeting appears on the next page.

  The attached proxy statement describes the matters that we expect to act upon at the Annual Meeting. Shareholders who are present at the Annual Meeting will have an opportunity to ask questions of management.

  It is extremely important that your views be represented whether or not you are able to be present at the Annual Meeting. Please sign and date the enclosed proxy card and return it promptly in the postage pre-paid envelope. The Board of Directors recommends that shareholders vote FOR Items 1 and 2. If you are planning to attend the Annual Meeting, please check the appropriate box on the proxy card.

  We are gratified by the continued interest our shareholders have in First Financial Corp. and we are extremely pleased that in the past so many of you have voted your shares either in person or by proxy. We certainly hope that you will continue to support your Company and urge you to return your proxy card as quickly as possible.

                                          Very truly yours,


                                          /s/ Patrick J. Shanahan, Jr.

                                          Patrick J. Shanahan, Jr.
                                          Chairman, President and
                                          Chief Executive Officer

                             FIRST FINANCIAL CORP.
                             180 WASHINGTON STREET
                        PROVIDENCE, RHODE ISLAND 02903

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD ON MAY 13, 1998

  Notice is hereby given that the regular Annual Meeting of Shareholders of First Financial Corp., a Rhode Island corporation (the "Company"), will be held at the Squantum Association, 947 Veterans Memorial Parkway, East Providence, Rhode Island on Wednesday, May 13, 1998, at 3 p.m. for the following purposes:

  1. To elect three Directors of the Company, each of whom will serve for a three-year term;

  2. To ratify and appoint Arthur Andersen LLP as the Company's independent public accountants for the fiscal year ending December 31, 1998; and

  3. To transact any other business which may properly come before the meeting, or any adjournment thereof.

  The close of business on March 23, 1998 has been fixed as the record date for determination of stockholders entitled to notice of and to vote at the Annual Meeting. The bylaws require that the holders of a majority in interest of all stock issued, outstanding and entitled to vote be present in person or represented by proxy at the Annual Meeting in order to constitute a quorum for the transaction of business.

                                          By Order of the Board of Directors,

                                          William F. Hague, Jr.
                                          Secretary
                                          First Financial Corp.

Providence, Rhode Island
April 8, 1998

                                PROXY STATEMENT

                             FIRST FINANCIAL CORP.
                             180 WASHINGTON STREET
                        PROVIDENCE, RHODE ISLAND 02903

                        ANNUAL MEETING OF SHAREHOLDERS
                                 MAY 13, 1998

                              GENERAL INFORMATION

  This Proxy Statement is furnished in connection with the solicitation of proxies to be used at the Annual Meeting of Shareholders of First Financial Corp. (the "Company") to be held on May 13, 1998 and at any adjournments thereof. Shareholders of record at the close of business on March 23, 1998 will be entitled to vote at the Annual Meeting. This Proxy Statement and the accompanying form of proxy are first being mailed or given to holders of common stock, par value $1.00 per share, of the Company (the "Common Stock") on or about April 8, 1998.

  The financial statements for the Company for the fiscal year ended December 31, 1997 are contained in the Company's Annual Report and Form 10-K for the year ended December 31, 1997 (the "Annual Report"). A copy of the Company's Annual Report has been previously mailed or is being mailed simultaneously herewith to all Shareholders.

  Proxies in the form enclosed are solicited by the Board of Directors of the Company. Any stockholder giving a proxy in the enclosed form has the power to revoke it at any time before it is exercised. A stockholder's right to revoke his proxy is not limited by, or subject to, compliance with any specified formal procedure. A stockholder may revoke a proxy by attending the meeting and voting in person. Any such proxy, if received in time for voting and not revoked, will be voted at the Annual Meeting in accordance with the instructions of the shareholder. If no instructions are given on the proxy, the proxy will be voted (i) FOR the election, as directors of the Company, of the nominees named within, and (ii) FOR the ratification and appointment of Arthur Andersen LLP as the Company's independent public accountants for the fiscal year ending December 31, 1998. At present, management knows of no additional matters to be presented at the Annual Meeting, but if other matters are presented, the persons named in the proxy and acting thereunder will vote or refrain from voting in accordance with their best judgment pursuant to the discretionary authority conferred by the proxy.

  A proxy may be revoked at any time prior to its exercise (i) by submitting a written notice, addressed to William F. Hague, Jr., at the principal office of the Company, revoking such proxy, or (ii) in open meeting prior to the taking of a vote. Any shareholder of the Company entitled to vote at the Annual Meeting may attend the Annual Meeting and vote in person on any matter presented for a vote to the shareholders of the Company at the Annual Meeting, whether or not such shareholder has previously given a proxy.

  Solicitation of proxies will be made initially by mail. Proxies may also be solicited personally, by telephone or by facsimile transmission by the directors, officers and other employees of the Company or of the Company's subsidiary, First Bank and Trust Company (the "Bank"). The Company will bear all costs and expenses incurred in connection with this solicitation, including the cost of printing and mailing these proxy materials and the expenses, charges and fees of brokers, custodians, nominees and other fiduciaries who, at the request of the management of the Company, mail material to or otherwise communicate with the beneficial owners of the shares of Common Stock of the Company held of record by such brokers, custodians, nominees or other fiduciaries.

  Written notice of the results of the voting at the Annual Meeting or adjournments thereof will not be mailed to shareholders, but will be available upon request, without charge. The Company maintains its principal executive offices at 180 Washington Street, Providence, Rhode Island 02903, and its telephone number is (401) 421-3600.

                               VOTING SECURITIES

  As of March 23, 1998, the record date for the Annual Meeting, all of the 1,261,241 outstanding shares of Common Stock of the Company are entitled to vote at the Annual Meeting. Fractional shares are not entitled to be voted, but each full share of Common Stock of the Company entitles the holder thereof to one vote on all matters properly brought before the Annual Meeting. At present, the Common Stock is the only class of capital stock of the Company that is issued and outstanding.

  The following table provides information regarding persons or organizations known by the Company to be the beneficial owners of more than five percent (5.0%) of the outstanding shares of Common Stock of the Company as of March 23, 1998.

                                            AMOUNT AND
                                             NATURE OF
                                            BENEFICIAL   PERCENT OF  NOTES OF
NAME OF BENEFICIAL OWNER                   OWNERSHIP (1)   CLASS    EXPLANATION
------------------------                   ------------- ---------- -----------
Fleet Financial Group.....................    125,400       9.9%         (2)
Wellington Management Company, LLP........    124,800       9.9%         (3)
John Hancock Mutual Life Insurance Compa-
 ny.......................................     94,000       7.5%         (4)
John Sheldon Clark........................     83,000       6.6%         (5)
Patrick J. Shanahan, Jr...................     78,521       6.2%         (6)

NOTES OF EXPLANATION

(1) In accordance with Rule 13d-3 under the Securities Exchange Act of 1934, shares are shown as beneficially owned if the person named in the table has or shares the power to vote or to direct the voting of, or the power to dispose or to direct the disposition of such shares. Inclusion of shares in the table does not necessarily mean that the persons named have any economic interest in shares set opposite their respective names.

(2) All of such shares are held by Fleet National Bank, N.A., a national banking association and principal banking subsidiary of Fleet Financial Group, Inc. Pursuant to agreements entered into by Fleet with certain of its customers, Fleet has sole power to vote all of such shares and sole power to dispose of 120,800 of such shares. Fleet's principal address is One Federal Street, Boston, Massachusetts 02110.

(3) All of such shares are held by Wellington Management Company, LLP ("WMC") in its capacity as investment adviser for clients of WMC. WMC has shared power to vote 77,200 of such shares and shared power to dispose of all of such shares. WMC's principal address is 75 State Street, Boston, Massachusetts 02109.

(4) Represents shares held by the John Hancock Bank and Thrift Opportunity Fund, an indirect wholly-owned subsidiary of John Hancock Mutual Life Insurance Company ("JHMLIC") and a closed-end diversified management company registered under Section 8 of the Investment Company Act of 1940. All of such shares are held pursuant to an Advisory Agreement with John Hancock Advisors, Inc. ("JHA"), an indirect subsidiary of JHMLIC and affiliate of the fund. Pursuant to the Advisory Agreement, JHA has sole voting power over all such shares.

(5) Includes (i) 25,000 shares held by the "Trust under the will of Charles M. Clark, Jr. for the benefit of Valer C. Austin", of which Mr. Clark is trustee and (ii) 17,500 shares held by the "Trust under the will of Charles M. Clark, Jr. for the benefit of John Sheldon Clark", of which Mr. Clark is trustee. As trustee of both trusts, Mr. Clark has sole voting power over all of such shares. Mr. Clark resides at 6102 East Mockingbird, #622, Dallas, Texas 75214.

(6) Includes 8,150 shares owned in the name of either Mr. Shanahan or Margaret
    F. Shanahan, his wife and 500 shares owned by Margaret F. Shanahan separately. Mr. Shanahan is Chairman, President and Chief Executive Officer of the Company and the Bank. See "Nominees for Directors of the Company" for Mr. Shanahan's biography.

                             ELECTION OF DIRECTORS
                              (PROPOSAL NUMBER 1)

  The By-laws of the Company stipulate that the business and affairs of the Company shall be managed by a Board of Directors (the "Company Board"), which shall consist of not less than three nor more than thirteen individuals divided into three classes as nearly equal in size as possible. The directors of the Company are elected by the shareholders of the Company for staggered three year terms or until their successors are elected and qualified. Currently the members of the Company Board are also the members of the Board of Directors of the Bank (the "Bank Board"). The directors of the Bank are elected annually for a one year term.

  The Company Board, following the recommendation of the Nominating Committee, has recommended the following three nominees (all of whom are currently Directors) to fill the three positions. If elected, each of Messrs. Shanahan, Alger and Mega will hold office for a three year term until the Annual Meeting to be held in the year 2001.

NOMINEES FOR DIRECTORS OF THE COMPANY

  The following table sets forth the names of the three nominees for Director of the Company, their principal occupations, ages and periods of service as Directors of the Company. Information regarding their ownership of shares of Common Stock of the Company as of March 23, 1998 may be found at "Security Ownership of Certain Beneficial Owners and Management".

                                                                       DIRECTOR
                                                                        OF THE
                                                                       COMPANY
 CLASS           NAME           AGE PRINCIPAL OCCUPATION                SINCE
 -----           ----           --- --------------------               --------
  II   Patrick J. Shanahan, Jr. 53  Chairman, President and Chief        1980
                                    Executive Officer of the Company
                                    and the Bank
  II   Gary R. Alger            40  Director of E.R. Alger and           1998
                                    Company
  II   Joseph V. Mega           64  President, Crugnale Bakery,          1994
                                    Providence, R.I.

  The following biographical information is provided for the three nominees as indicated above:

  Patrick J. Shanahan, Jr. Mr. Shanahan is Chairman, President and Chief Executive Officer of the Company and the Bank. Mr. Shanahan became Chairman of the Company in 1997 and has been President and Chief Executive Officer of the Company since its formation in 1980. Mr. Shanahan has been President and Chief Executive Officer of the Bank since 1975 and Chairman, President and Chief Executive Officer of the Bank since 1987.

  Gary R. Alger Mr. Alger was appointed to the Company Board in January 1998. Mr. Alger is a Director of E.R. Alger and Company, a family-owned accounting firm.

  Joseph V. Mega Mr. Mega has served as a Director of the Company since 1994. Mr. Mega is President of Crugnale Bakery of Providence, Rhode Island.

  If at the time of the Annual Meeting any of the nominees should be unable to serve or should decline to serve, the discretionary authority provided in the proxies may be exercised to vote for a substitute or substitutes, who would be designated by the Board of Directors of the Company, and would be elected to the same class or classes as the nominees for whom they are substituted. The By-laws of the Company provide that any shareholder of the Company may make nominations for the election of Directors by providing written notice to the Secretary of the Company not less than fourteen (14) days nor more than fifty
(50) days prior to any meeting of the shareholders at which election of directors has been called.

  An affirmative vote of a majority of the shares of Common Stock of the Company represented in person or by proxy at the Annual Meeting is necessary for the election of the individuals named above. There is no cumulative voting in elections of directors of the Company. Unless otherwise specified, proxies will be voted in favor of the nominated individuals.

  THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS THAT THE SHAREHOLDERS VOTE "FOR" THE ELECTION OF THE NOMINEES LISTED ABOVE.

CONTINUING DIRECTORS

  The following table sets forth certain information about those Directors of the Company whose terms of office do not expire at the Annual Meeting and who consequently are not nominees for re-election at the Annual Meeting.

                                                                  DIRECTOR OF   TERM OF
                                                                    COMPANY   OFFICE WILL
 CLASS NAME                        AGE PRINCIPAL OCCUPATION          SINCE      EXPIRE
 ----- ----                        --- --------------------       ----------- -----------
  I    Artin Coloian, Esq.         33  Executive Assistant to        1996        2000
                                       the Mayor of Providence,
                                       RI
  I    John Nazarian, Ph.D.        65  President, Rhode Island       1996        2000
                                       College
  I    William P. Shields          60  Commissioner, Rhode           1993        2000
                                       Island State Board of
                                       Elections
 III   Raymond F. Bernardo         80  Retired                       1980        1999
 III   Joseph A. Keough, Esq.      56  Master, Rhode Island          1980        1999
                                       Superior Court
 III   Peter L. Mathieu, Jr., M.D. 73  Pediatrician                  1980        1999

  Mr. Coloian has been Executive Assistant to the Mayor of Providence, Rhode Island since August 1993. Prior to such time, Mr. Coloian was an Executive Assistant to Senator John Chafee, United States Senator from the State of Rhode Island. Mr. Shields has been a Commissioner of the Board of Elections of the State of Rhode Island since December 1993. From 1987 to 1994, Mr. Shields was the Vice President of Bonnett Liquors. Mr. Bernardo retired in 1995. Prior to such time, Mr. Bernardo served as Chief Executive Officer of K.G.R. Realty Co. from 1970 until 1995. Mr. Keough was appointed Master, Rhode Island Superior Court in 1997. Prior to such time, Mr. Keough was an attorney with the law firm of Keough and Gearon.

  Except as indicated above, each Director has been employed during the past five years in his respective positions.

  All of the above-named Directors of the Company are also Directors of the Bank.

OTHER INFORMATION ABOUT THE BOARD AND ITS COMMITTEES

Attendance of Directors

  The Company Board meets quarterly and the Bank Board meets monthly. Each Board of Directors may have additional special meetings upon the request of the Chairman of the Board, the President or any three members of their respective Board of Directors. During the year ended December 31, 1997, the Company Board met four (4) times and the Bank Board met eleven (11) times. During 1997, Dr. Nazarian attended seven (7), or 65%, of the Bank Board meetings held. Except as set forth above, no director attended fewer than 75% of the total of board meetings held by either the Company or the Bank during the year ended December 31, 1997.

Compensation of Directors

  Currently, all Directors of the Company receive a director's fee of three hundred dollars ($300) for each Company Board meeting attended. Each Director receives an annual retainer of $3,000 and a director's fee of three hundred dollars ($300) for each Bank Board meeting attended up to a maximum of six hundred dollars

($600) for meetings attended on any given day. In addition, each non-employee Director of the Company and the Bank receives a fee of three hundred ($300) dollars for all committee meetings attended. The Company and the Bank have implemented a deferred compensation plan for their Directors which allows such Directors to defer the receipt of directors' fees paid by the Company and the Bank until their services with the Company Board and Bank Board terminate.

COMMITTEES OF THE BOARDS OF DIRECTORS

  The Company Board and the Bank Board have each appointed certain committees. Each has an Audit Committee comprised of the same members. In addition, among other committees, the Bank Board has established a CRA/Compliance Committee, Asset/Liability Committee ("ALCO"), Compensation Committee, and an Operating Committee.

  The Audit Committee reviews the scope and results of the annual audit of the Company's consolidated financial statements conducted by the Company's independent public accountants, the scope of other services provided by the Company's independent public accountants, proposed changes in the Company's financial and accounting standards and principles, and the Company's policies and procedures with respect to its internal accounting, auditing and financial controls, and makes recommendation to the Company Board on the engagement of the independent public accountants, as well as other matters which may come before it or as directed by the Company Board. In 1997, the Audit Committee of the Company and the Bank consisted of Messrs. Keough, Bernardo and Shields, and was chaired by Mr. Keough. The Audit Committee meets quarterly.

  The CRA/Compliance Committee is responsible for overseeing, coordinating and evaluating the Bank's performance under the Community Reinvestment Act and the Bank Secrecy Act. The Committee reviews specific policies and policy statements and assesses the Bank's compliance with those policies and overall compliance with federal and state law. The CRA/Compliance Committee of the Bank consists of Messrs. Coloian and Mega and Drs. Mathieu and Nazarian. The CRA/Compliance Committee did not meet in 1997.

  The ALCO establishes, coordinates, communicates and controls the management of asset/liability procedures. The primary role of the committee is to establish and monitor the volume and mix of the Bank's sources and uses of funds. The objective of the committee is to manage assets and deposits of the Bank while promoting consistency with the Bank's goals for liquidity, capital growth, risk, and profitability. The ALCO consists of Messrs. Keough, Mega, Shanahan, Macomber and Mrs. Ricci and is chaired by Mr. Macomber. The ALCO Committee meets semiannually.

  The Compensation Committee is responsible for establishing the compensation of the Company's Directors, officers and employees, including salaries, bonuses, commissions, benefit plans, the grant of options and other forms of, or matters relating to, compensation. During 1997, the Compensation Committee consisted of Messrs. Bernardo, Mega and Shanahan. The Compensation Committee meets annually.

  The Operating Committee is responsible for monitoring the operations of the Company and the Bank to ensure compliance by the Company and the Bank with the specific policy directives of the Company Board and the Bank Board. The Operating Committee consists of Messrs. Shanahan, Macomber, McCormick and Coughlin and Mrs. Ricci. The Operating Committee meets periodically.

EXECUTIVE COMPENSATION

  The following table sets forth in summary form all compensation paid by the Company and the Bank to Mr. Shanahan for services rendered in all capacities to the Company and the Bank during the past three fiscal years. No other executive officer received compensation in excess of $100,000 for such years.

                          SUMMARY COMPENSATION TABLE

                                                                     ALL OTHER
           NAME ANDPRINCIPAL POSITION         YEAR  SALARY   BONUS  COMPENSATION
           --------------------------         ---- -------- ------- ------------
   Patrick J. Shanahan, Jr................... 1997 $236,750 $23,675  $13,221(1)
    Chairman, President and                   1996 $223,350       0  $ 8,811(2)
    Chief Executive Officer                   1995 $213,675       0  $ 8,759(3)

--------
(1) Includes $4,750 in contributions made to the Company's 401(k) Plan on Mr. Shanahan's behalf. Also, includes $971 in insurance premiums paid by the Company for a term life insurance policy in favor of Mr. Shanahan in 1997 and $7,500 paid to Mr. Shanahan as director fees in 1997.
(2) Includes $1,311 in insurance premiums paid by the Company for a term life insurance policy in favor of Mr. Shanahan in 1996 and $7,500 paid to Mr. Shanahan as director fees in 1996.
(3) Includes $1,259 in insurance premiums paid by the Company for a term life insurance policy in favor of Mr. Shanahan in 1995 and $7,500 paid to Mr. Shanahan as director fees in 1995.

OPTION GRANTS IN LAST FISCAL YEAR

  The Company does not maintain any stock option or stock-based compensation plans. No stock options were granted to Mr. Shanahan for the year ended December 31, 1997.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION
VALUES

  Mr. Shanahan did not hold any stock options during the year ended December 31, 1997.

SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

  The Company has implemented a non-qualified supplemental executive retirement plan (the "SERP") to provide certain officers and highly compensated employees with additional retirement benefits. Benefits under the SERP are intended to supplement benefits payable under the defined Pension Plan (see below) which are subject to: (i) federal law limitations applicable to qualified pension plans; and (ii) early retirement penalties set forth in the Pension Plan. Benefits payable under the SERP are designed to recover those benefits that would be payable under the Pension Plan if not for such limitations.

  The SERP is a non-qualified benefit plan. Prior to the establishment of the Company Compensation Committee, participants in the SERP were determined by the Company Board. Any future participants in the SERP will be determined by the Company Compensation Committee. Benefits are determined on the basis of the participant's three highest years' base salary. Benefits are payable only upon death, retirement in accordance with the terms of the SERP, or termination of employment with the Company. As of December 31, 1997, the only participant in the SERP was Mr. Shanahan. The Company incurred an expense of $66,195 with respect to the SERP for the year ended December 31, 1997. If Mr. Shanahan were to retire at age 54 on January 1, 1999, his annual benefit under the SERP would be approximately $77,600.

  The Company has established an irrevocable grantor's trust ("rabbi trust") in connection with the SERP. This trust is funded with contributions from the Company for the purpose of providing the benefits promised under the terms of the SERP. The SERP participants have only the rights of unsecured creditors with respect to the trust's assets, and do not recognize income with respect to benefits provided by the SERP until such benefits are received by the participants. The assets of the rabbi trust are considered part of the general assets of the Company and are subject to the claims of the Company's creditors in the event of the Company's insolvency. Earnings on the trust's assets are taxable to the Company.

PENSION PLAN

  The Bank is a member of the Financial Institutions Retirement Fund ("FIRF") which sponsors a multiple employer pension plan (the "Pension Plan"). Contributions to the Pension Plan are determined on an actuarial basis for the benefit of all qualifying employees. Employees become eligible for participation on attainment of age 21 and completion of one year of service to the Bank. The Pension Plan provides an annual benefit upon retirement calculated by adding the products of (i): (a) 1.5% multiplied by; (b) the employee's years of benefit service multiplied by; (c) the employee's highest average salary for three consecutive years of service ("High-3 Average Compensation"); up to the covered Compensation Level (defined generally as the average of the maximum social security wage base for the 35-year period preceding social security retirement age), and (ii): (x) 2.0% multiplied by;
(y) the employee's years of benefit service multiplied by; (z) the employee's High-3 Average Compensation to the extent it exceeds the Covered Compensation Level. Under the terms of the Pension Plan, benefits are calculated as a 10 year certain and continuous annuity. Participants may elect payment in the "regular form" or in another one of the annuity forms available under the Pension Plan. Benefit payments generally begin at age 65, but they can begin earlier in a reduced amount, or, if the employee continues working past 65, later in an increased amount. Administrative expenses for the Pension Plan are paid by the Company. Benefits under the Pension Plan become fully vested upon 5 or more years of service to the Company. Benefits are not offset against Social Security.

  The following table sets forth estimated annual benefits payable upon retirement at age 65 assuming the employee chooses the regular form of benefit under the Pension Plan.

                              PENSION PLAN TABLE

                                               YEARS OF BENEFIT SERVICE
   HIGH-3 AVERAGE                        ------------------------------------
   COMPENSATION                            5      10     20     30      40
   --------------                        ------ ------ ------ ------- -------
   $ 25,000............................. $1,900 $3,800 $7,500 $11,300 $15,600
     50,000.............................  4,200  8,400 16,900  25,300  34,600
     75,000.............................  6,700 13,400 26,900  40,300  54,600
    100,000.............................  9,200 18,400 36,900  55,300  74,600
    125,000............................. 11,700 23,400 46,900  70,300  94,600
    150,000 and over (1)................ 14,200 28,400 56,900  85,300 114,600(1)

--------
(1) The Maximum amount payable under the pension plan in 1998 is $122,295.

  For purposes of the table, Mr. Shanahan had 23 years of service with the Company as of December 31, 1997.

401(K) PLAN

  Effective as of January 1, 1997, the Company adopted the Financial Institutions Thrift Plan, an employee savings incentive plan established pursuant to Section 401(k) of the Internal Revenue Code of 1986, as amended (the "401(k) Plan"). Under the 401(k) Plan, eligible participants may defer portions of their salaries for future receipt and the Company may match up to 50% of the deferral contribution made by such participant up to a maximum deferral contribution of 6% of a participant's compensation during the fiscal year.

EXECUTIVE OFFICERS OF THE COMPANY AND THE BANK

  The names and ages of the Executive Officers of the Company and the Bank and each Executive Officers' position with the Company or the Bank is listed below.

                                POSITIONS AND OFFICERS WITH THE
             NAME           AGE COMPANY OR THE BANK
             ----           --- -------------------------------
   Patrick J. Shanahan, Jr.  53 Chairman, President and Chief Executive Officer of
                                the Company and the Bank
   John A. Macomber          50 Vice President, Treasurer and Chief Financial
                                Officer of the Company and the Bank
   Robert D. McCormick       52 Vice President of the Bank--Commercial Lending
   Betty C. Ricci            44 Vice President of the Bank--Information and
                                Network Systems and Operations
   Thomas E. Coughlin        52 Vice President of the Bank--Retail Banking

  Mr. Shanahan has served as Chairman of the Company since 1997 and President and Chief Executive Officer of the Company since its formation in 1980. Mr. Shanahan has served as Chairman of the Board of Directors of the Bank since 1987 and President and Chief Executive Officer of the Bank since 1975. In 1996, Mr. Macomber was appointed Chief Financial Officer of the Company and the Bank, in addition to his duties as Vice President and Treasurer of the Company and the Bank, at which he has been employed since 1992. Mr. Macomber is a certified public accountant. Mr. McCormick has been Vice President and Manager of Credit and Loan Administration of the Bank since 1994. Mr. McCormick joined the Bank as Vice President and Commercial Loan Officer in 1993. Prior to such time, Mr. McCormick served as Vice President and as Senior Commercial Lender at New England Savings Bank from 1991 to 1993. Mrs. Ricci has been employed as Vice President of Information and Network Systems and Operations of the Bank since October 1997, and Branch and Network Systems since December 1996. From November 1995 to December 1996, Mrs. Ricci was Vice President of Retail Banking at the Bank and from 1988 until November 1995, Mrs. Ricci was Vice President of Deposit Operations at the Bank. Mr. Coughlin joined the Bank as Vice President of Retail Banking in December 1996. Prior to joining the Bank, Mr. Coughlin held various positions at BayBank, Inc. since 1970, most recently as Vice President and Area Manager.

COMPENSATION COMMITTEE REPORT

  The Compensation Committee represents both the Company and the Bank and, in 1997, consisted of two directors who were not officers or employees of the Company; Joseph V. Mega and Raymond F. Bernardo as well as Patrick J. Shanahan, Jr., Chairman, President, Chief Executive Officer and a Director of the Company and Chairman, President, Chief Executive Officer and a Director of the Bank.

  The Committee's primary responsibilities are to provide independent review and oversight and promote corporate accountability for executive compensation, approve performance and base compensation policies for executive management and employees, approve-incentive plans, and to provide oversight of company benefit programs.

  Decisions on compensation of the Company's and the Bank's executives generally are made by the Compensation Committee. All decisions by the Compensation Committee relating to the compensation of the Company's and the Bank's executive officers are reviewed by each of the full Company and Bank Board. Pursuant to rules of the Securities and Exchange Commission, set forth below is a report prepared by the Company's and the Bank's Board Compensation Committee addressing the Company's and the Bank's compensation policies for 1997 as they affected Mr. Shanahan, the Company's Chief Executive Officer, and the other executive officers.

  Compensation Policies Toward Executive Officers. The Company's and the Bank's compensation program for executive officers consists of base salary. The Compensation Committee's executive compensation policies are designed to provide competitive levels of compensation that integrate pay with the Company's annual and long-term performance goals, reward above average corporate performance, recognize individual initiative and achievements, and assist the Company in attracting and retaining qualified executives. Levels of executive compensation are set at levels that the Compensation Committee believes to be consistent with others in the Bank's industry.

Chief Executive Officer Compensation:

  Mr. Shanahan serves the Bank pursuant to an employment agreement dated February 6, 1996 which provides for his employment as President and Chief Executive Officer of the Bank and Company. The terms of Mr. Shanahan's contract were negotiated at arms-length. Mr. Shanahan's base salary was $236,750 in the calendar year 1997 and is subject to an increase of no less than 5% each calendar year. See "Employment Agreement."

      Members of the Compensation Committee:

               Patrick J. Shanahan, Jr.
               Joseph V. Mega
               Raymond F. Bernardo

RELATED PARTY TRANSACTIONS

  The Bank has had, and expects to have in the future, various loan and other banking transactions in the ordinary course of business with the Directors, executive officers, and principal stockholders of the Company, the Bank and entities with which such persons may be associated. All such transactions: (i) have been and will be made in the ordinary course of business; (ii) have been and will be made on substantially the same terms, including interest rates and collateral on loans, as those prevailing at the time for comparable transactions with unrelated persons; and (iii) in the opinion of management do not and will not involve more than the normal risk of collectability or otherwise present other terms less favorable to the Bank than would otherwise be obtained with unrelated persons. As of December 31, 1997, the total dollar amount of extensions of credit to directors, executive officers and any of their associates was $905,052, which represented approximately 6.6% of the Company's total stockholders' equity as of such date.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

  During 1997, each member of the Compensation Committee other than Mr. Shanahan was an independent, non-employee Director of both the Company and the Bank. Mr. Shanahan is Chairman, President and Chief Executive Officer of the Company and the Bank.

EMPLOYMENT AGREEMENT

  Effective as of February 6, 1996, the Company entered into an amended and restated employment agreement with Patrick J. Shanahan, Jr., President and Chief Executive Officer of the Company and the Bank (the "Employment Agreement"). The Employment Agreement provides that Mr. Shanahan's base salary from January 1, 1998 to December 31, 1998 will be $250,000, and that such salary shall be reviewed each year and that there shall be an annual increase of not less than five (5%) percent. In addition to base salary, the Employment Agreement provides for, among other things, participation in other fringe benefits applicable to executive officers including the Company's supplemental executive retirement plan (described above).

  The Employment Agreement provides that either the Company or Mr. Shanahan may terminate the agreement upon 90 days notice to the other. The Employment Agreement provides for termination by the Company for cause as defined in the Employment Agreement at any time without further compensation. In the event the Company chooses to terminate Mr. Shanahan's employment for reasons other than cause, Mr. Shanahan would be entitled to continue to receive from the Company his existing base salary and all benefits for twenty-four (24) months from the date of termination.

  Under the Employment Agreement, if Mr. Shanahan voluntarily terminates the Employment Agreement upon a change of control of the Company (as defined in the Employment Agreement), or Mr. Shanahan is deemed involuntarily terminated as a result of certain events or circumstances following a change of control, then Mr. Shanahan would be entitled, at his sole discretion, to either: (i) the payments and benefits due under the Employment Agreement upon termination by the Company other than for cause as set forth above; or (ii) 2.99 times the "base amount" as defined in Section 280G(b)(3) of the Internal Revenue Code of 1986, as amended, plus certain other entitlements, but excluding his W-2 earnings resulting from the exercise of stock options, if any, payable in one lump sum on the date of termination.

  In the event of a change in control of the Company, were Mr. Shanahan to opt for the lump-sum payment of 2.99 times the "base amount", the total amount of payments under the Employment Agreement, based solely on cash compensation paid to Mr. Shanahan over the past five fiscal years and excluding any benefits under any employee benefit plan which may be payable, would be approximately $639,000.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

  The following table sets forth information regarding the ownership of Common Stock of the Company as of March 23, 1998 by each of the Directors and Executive Officers and the Directors and Executive Officers as a group.

                                                            AMOUNT AND
                                                             NATURE OF   PERCENT
                                                             BENEFICIAL    OF
   NAME                                                     OWNERSHIP(1)  CLASS
   ----                                                     -----------  -------
   Gary R. Alger(a)........................................       500       *
   Raymond F. Bernardo(a)..................................    19,940(2)   1.6%
   Artin Coloian, Esq.(a)..................................       500       *
   Thomas E. Coughlin (b)..................................       100       *
   Joseph A. Keough(a).....................................     5,000       *
   John A. Macomber(b).....................................     1,000       *
   Peter J. Mathieu, Jr., M.D.(a)..........................    58,800(3)   4.7%
   Robert D. McCormick(b)..................................       100(4)    *
   Joseph V. Mega(a).......................................     3,500(5)    *
   John Nazarian, Ph.D.(a).................................       750       *
   Betty C. Ricci(b).......................................       100(6)    *
   Patrick J. Shanahan, Jr.(a)(b)..........................    78,521(7)   6.2%
   William P. Shields(a)...................................       700       *
   Directors and Executive
    Officers as a Group (13 persons).......................   169,511     13.4%

* Shareholdings represent less than 1.0% of class

(a)Designates Director of the Company and the Bank
(b)Designates Executive Officer of the Company and/or the Bank

NOTES:
(1) In accordance with Rule 13d-3 under the Securities Exchange Act of 1934, shares are shown as beneficially owned if the person named in the table has or shares the power to vote or direct the voting of, or the power to dispose or to direct the disposition of such shares. Inclusion of shares in the table does not necessarily mean that the persons named have any economic interest in shares set opposite their respective names.
(2) Includes 19,940 shares held by the R.F. Bernardo Revocable Trust, of which Mr. Bernardo is trustee.

(3) Includes 40,000 shares owned in joint tenancy with Dr. Mathieu's wife, Betty Burkhardt Mathieu, M.D.
(4)  Shares are owned in joint tenancy with Nancy A. McCormick, his wife.
(5)  Shares are owned in joint tenancy with Antonette M. Mega, his wife.
(6) Shares are owned in joint tenancy with Vincent A. Ricci, Jr., her husband.
(7) Includes 8,150 shares owned in joint tenancy with Mr. Shanahan's wife, Margaret F. Shanahan and 500 shares owned by Margaret F. Shanahan separately.

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

  Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers, directors, and 10% shareholders to file reports of ownership (Form 3) and changes of ownership (Form 4) with respect to the Company's Common Stock with the Securities and Exchange Commission. Executive officers, directors and principal shareholders are required to furnish the Company with copies of all Section 16(a) forms they file. Based upon a review of the filings for 1997 furnished to the Company, no required Section 16(a) filing was reported late.

                RATIFICATION OF INDEPENDENT PUBLIC ACCOUNTANTS

                              (PROPOSAL NUMBER 2)

  The Board of Directors has selected Arthur Andersen LLP ("Arthur Andersen"), independent public accountants, as the independent public accountants for the Company for the year ending December 31, 1998. At the Annual Meeting, the shareholders will vote upon a proposal to ratify the selection of the firm as independent public accountants.

  The financial statements of the Company have been audited by Arthur Andersen for each of the fiscal years since the Company's formation in 1980. The financial statements of the Bank have been audited by Arthur Andersen for each of the fiscal years since 1979. Other services rendered during the year 1997 by Arthur Andersen included tax return review and tax planning and data communications systems conversion consultations and services to the Company in connection with filings with the Securities and Exchange Commission ("SEC") pursuant to Section 12 of the Exchange Act. It is expected that representatives of Arthur Andersen will be present at the Annual Meeting of the Company and that they will have an opportunity to make statements if they so desire and will be available to respond to appropriate questions.

  An affirmative vote of a majority of the shares of the Common Stock of the Company represented in person or by proxy at the Annual Meeting is necessary for ratification of the appointment of Arthur Andersen as independent public accountants. The Board of Directors of the Company recommends that you vote "FOR" ratifying the selection of Arthur Andersen. No determination has been made as to what action the Board of Directors would take if the shareholders do not ratify the appointment.

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" RATIFICATION OF THE APPOINTMENT OF ARTHUR ANDERSEN LLP AS INDEPENDENT PUBLIC ACCOUNTANTS FOR THE FISCAL YEAR ENDING DECEMBER 31, 1998

                                 OTHER MATTERS

  The Company Board knows of no additional matters which are likely to be presented for action at the Annual Meeting other than the two proposals specifically set forth in the Notice and referred to herein. If any other matter properly comes before the Annual Meeting for action, it is intended that the persons named in the accompanying proxy and acting thereunder will vote or refrain from voting in accordance with their best judgment pursuant to the discretionary authority conferred by the proxy.

          SUBMISSION OF SHAREHOLDER PROPOSALS FOR 1999 ANNUAL MEETING

  Any stockholder of the Company may present a proposal for consideration at future meetings of the stockholders of the Company. Any proposal for consideration at the Company's 1999 Annual Meeting of stockholders must be received by the Company at its principal executive office, 180 Washington Street, Providence, Rhode Island 02903, no later than December 10, 1998.

                                 ANNUAL REPORT

  A copy of the Company's Annual Report and Form 10-K for the year ended December 31, 1997, which includes financial statements, has been mailed to all shareholders with this Proxy Statement and has been filed with the Securities and Exchange Commission. The Annual Report is not to be regarded as proxy soliciting material. Additional copies of the Annual Report may be obtained by shareholders of the Company without charge on written request to John A. Macomber at the address indicated below.

                                          By Order of the Board of Directors,

                                          William F. Hague, Jr.
                                          Secretary
                                          First Financial Corp.

180 Washington Street
Providence, Rhode Island 02903
April 8, 1998

                                REVOCABLE PROXY
                             FIRST FINANCIAL CORP.


[X]  PLEASE MARK VOTES AS IN THIS EXAMPLE

                   PROXY SOLICITED BY THE BOARD OF DIRECTORS
                    FOR 1998 ANNUAL MEETING OF SHAREHOLDERS
                                ON MAY 13, 1998

     The undersigned hereby appoints Patrick J. Shanahan, Jr. and William F. Hague, Jr. and each of them proxies, each with power of substitution, to vote at the 1998 Annual Meeting of Shareholders of FIRST FINANCIAL CORP. to be held on May 13, 1998 (including any adjournments or postponements thereof), with all the powers the undersigned would possess if personally present, as specified hereon, on the election of directors and the other matters set forth herein and, in accordance with their discretion, on any other business that may come before the meeting, and revokes all proxies previously given by the undersigned with respect to the shares covered hereby.

Please be sure to sign and date this Proxy in the box below.___________________
                                                                  Date


------------------------------------------------------------------------------
       Shareholder sign above                Co-holder (if any) sign above

  Detach above card, sign, date and mail in postage paid envelope provided.

                            FIRST FINANCIAL CORP.

     The above signed hereby acknowledge(s) receipt of a copy of the accompanying Notice of 1998 Annual Meeting of Shareholders and related Proxy Statement.

     NOTE: (Executors, administrators, trustees, custodians, etc. should indicate capacity in which signing. When stock is held in the name of more than one person, each person should sign the proxy.)

                              PLEASE ACT PROMPTLY
                    SIGN, DATE & MAIL YOUR PROXY CARD TODAY


                                                                  For All
                                             For     Withhold     Except
1.   ELECTION OF DIRECTORS                   [_]        [_]         [_]

     Gary R. Alger
     Joseph V. Mega
     Patrick J. Shanahan, Jr.

INSTRUCTION: To withhold authority to vote for any individual nominee, mark "For All Except" and write that nominee's name in the space provided below.

                            -----------------------
                                             For     Against      Abstain
2.   APPOINTMENT OF ARTHUR ANDERSEN LLP      [_]        [_]         [_]
     AS INDEPENDENT PUBLIC ACCOUNTANTS.

The Board of Directors recommends a vote FOR the proposal to appoint Arthur Andersen LLP as the Company's Independent public accountants for the fiscal year ending December 31, 1998.

PLEASE CHECK BOX IF YOU PLAN TO ATTEND THE MEETING. ---> [_]

This proxy when properly executed will be voted in the manner directed herein by the shareholder. If no contrary specification is made, this proxy will be voted FOR the election of the nominees of the Board of Directors and FOR the appointment of Arthur Andersen LLP as the Company's Independent public accountants for the fiscal year ending December 31, 1998 and upon such other business as may properly come before the meeting in the appointed proxies' discretion.

Please date, sign as name appears hereon, and return this proxy in the enclosed envelope, whether or not you expect to attend the meeting. You may nevertheless vote in person if you do attend.